                                                                     EXHIBIT 4-B

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                       BELLSOUTH TELECOMMUNICATIONS, INC.

                                      AND

                                              TRUSTEE

                               ----------------

                             SUPPLEMENTAL INDENTURE

                             DATED

                               ----------------

                             [TITLE OF SECURITIES]

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                               TABLE OF CONTENTS*


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                                                                            PAGE
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
Parties....................................................................   1
Recitals:
 Purpose of Supplemental Indenture.........................................   1
 Form of Debenture [face]..................................................   1
 Form of Certificate of Authentication.....................................   2
 Form of Debenture [reverse]...............................................   2
 Compliance with legal requirements........................................   4
 Consideration.............................................................   4
PART I: Creation and Authorization of Series...............................   4
PART II: Special Provisions Applicable to This Series......................   4
Testimonium................................................................   5
Signatures and Seals.......................................................   5

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* The Table of Contents is not part of this Supplemental Indenture.

  Supplemental Indenture, dated the    day of       ,   , between BellSouth
Telecommunications, Inc., a Georgia corporation (hereinafter sometimes
referred to as the "Company"), and      , a      , with its principal office
at              , as trustee (hereinafter sometimes referred to as the
"Trustee"),

                               Witnesseth That:

  Whereas, the Company and the Trustee have entered into an Indenture (the
"Indenture") dated       ,      providing for the issuance of debt securities
in series; and

  Whereas, for its lawful corporate purposes, the Company desires to create
and authorize the series     Year   % Debentures, due     ,      (hereinafter
referred to as the "Debentures") in an aggregate principal amount of
Dollars ($     ) and, to provide the terms and conditions upon which the
Debentures are to be executed, registered, authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

  Whereas, the Debentures and the certificates of authentication to be borne by the Debentures are to be substantially in the following forms, respectively:

                              [Form of Debenture]

                                    [Face]

  [Example of a Legend To Be Inserted On Global Securities: Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No.                                                                   $

                      BELLSOUTH TELECOMMUNICATIONS, INC.

                        Year   % Debenture, due      ,

  BellSouth Telecommunications, Inc., a Georgia corporation (herein referred to as the "Company"), for value received, hereby promises to pay
to                                                      or registered assigns,
the principal sum of dollars on     ,      , at the office or agency of the
Company in the City of     , in such coin or currency of the United States of
America as at the time of payment shall be legal tender for the payment of
public and private debts, and to pay interest, simiannually on       and
     , on said principal sum at the rate per annum specified in the title of this Debenture, at said office or agency, in like coin or currency, from the
   day of      or     , as the case may be, to which interest on the
Debentures has been paid preceding the date hereof (unless the date hereof is
a     , or     , to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest,
in which case from       ) until payment of said principal sum has been made
or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check or draft mailed to the address of the person entitled thereto at such address as shall appear on the Debenture register. Notwithstanding the foregoing, unless this Debenture shall be authenticated at a time when there is an existing default in the payment of
interest on the Debentures, if the date hereof is after a      and before the
next following      or is after a      and before the next following     ,
this Debenture shall bear interest from such      or      ; provided, however,
that if the Company shall default in the payment of interest due on such
        or       , then this Debenture shall bear interest from the next
preceding
or     , as the case may be. The interest so payable on any      or      will,
subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Debenture shall be
registered at the close of business on the      prior to such      or the
prior to such     , unless such      or      shall not be a business day (as
defined in said Indenture), in which event the business day next preceding.

  Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

  This Debenture shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

  In Witness Whereof, BellSouth Telecommunications, Inc. has caused this Instrument to be signed by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated _______________________________

                                          BellSouth Telecommunications, Inc.

                                          By __________________________________

                                          By __________________________________

                                            [Form of Alternate Certificate of
       [Form of Certificate of                       Authentication]
           Authentication]


                                            This is one of the Debentures
  This is one of the Debentures           described in the within-mentioned
described in the within-mentioned         Indenture.
Indenture.                                            ,
            ,                                                       as Trustee,
                          as Trustee,           By                            ,
By                                                     As Authenticating Agent,
                                                  By

                Authorized Signature.                     Authorized Signature.

                  Agency for Transfer, Exchange and Payment:

                              [Form of Debenture]

                                   [Reverse]

                      BELLSOUTH TELECOMMUNICATIONS, INC.

  This Debenture is one of a duly authorized series of Debentures of the Company, designated as set forth on the face hereof (herein referred to as the
"Debentures"), limited to the aggregate principal amount of $     , all issued
or to be issued under and pursuant to an indenture dated      and a
supplemental indenture dated     (such indenture, as so supplemented, being
herein referred to as the "Indenture"), duly executed and delivered by the
Company to      , Trustee (herein referred to as the "Trustee"), to which
Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Debentures.

  In case an Event of Default with respect to this series of Debentures, as defined in the Indenture, shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

  Certain obligations of the Company hereunder and under the Indenture may be defeased with the effects and subject to the conditions contained therein.

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Debentures of this series at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures of this series; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any such Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debentures of this series then outstanding. It is also provided in the Indenture that, under certain circumstances, the holders of a majority in aggregate principal amount of such Debentures at the time outstanding may on behalf of the holders of all of such Debentures waive any past default under the Indenture and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any of such Debentures. Any such consent or waiver by the holder of any Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debenture issued upon the transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation of such consent or waiver is made upon such Debenture or such other Debenture.

  No reference herein to the Indenture and no provisions of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Debenture at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

  The Debentures of this series are issuable initially as registered Debentures without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Debentures may be exchanged without a service charge for a like aggregate principal amount of Debentures of other authorized denominations.

  The Debentures of this series may be redeemed, at the option of the Company,
as a whole or from time to time in part on or after        , and prior to
maturity, upon the notice referred to below, all as provided in the Indenture at the following redemption prices (expressed in percentages of the principal
amount) during the 12-month periods ending       :

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   .................................  %   ...................................  %
   .................................  %   ...................................  %
   .................................  %   ...................................  %
   .................................  %   ...................................  %
   .................................  %   ...................................  %
   .................................  %   ...................................  %
   .................................  %   ...................................  %
   .................................  %   ...................................  %
   .................................  %   ...................................  %
   .................................  %   ...................................  %

and thereafter at 100%, together in each case with accrued interest to the date fixed for redemption. As provided in the Indenture, notice of redemption to the holders of Debentures to be redeemed as a whole or in part shall be given by mailing a notice of such redemption not less than thirty nor more than ninety days prior to the date fixed for redemption to their last addresses as they shall appear upon the Debenture register.

  Upon due presentment for registration of transfer of this Debenture at the above-mentioned office or agency of the Company, a new Debenture or Debentures of this series, of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

  The Company, the Trustee, any paying agent and any Debenture registrar may deem and treat the holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof (and premium, if any) and, subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture registrar shall be affected by any notice to the contrary.

  No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

  This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                               ----------------

  And Whereas, all acts and things necessary to make the Debentures of this series, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed;

  Now, Therefore:

  In order to declare the terms and conditions upon which the Debentures of this Series are executed, registered, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of such Debentures by the holders thereof and of the sum of one dollar to it duly paid by the Trustee at the execution of these presents, the receipt whereof is hereby acknowledged, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of such Debentures, as follows:

                                    PART I

                     Creation and Authorization of Series

  There is hereby created and authorized the series of Debentures entitled the
"      Year    % Debentures, due      ", which shall be a closed series
limited to $    aggregate principal amount (except for Debentures
authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debentures of this series pursuant to Sections 2.05, 2.06, 2.07 or 3.03).

                                    PART II

                 Special Provisions Applicable to This Series

  The following special provisions applicable to this Series are hereby agreed to:

    (a) The Company Certificate Commencement Year referred to in Section 5.04
  of the Indenture is     .

    (b) The Trustee Reporting Date referred to in Section 5.03 of the
  Indenture is July 14,      and July 14 in every year thereafter.

    (c) The indenture specifically described for the purpose of Section 310(b) of the Trust Indenture Act of 1939, as amended is: Indenture dated between the Company and the Trustee pursuant to which were issued the
  Company's      , due      .

    (d) The address of the Company referred to in Section 13.04 of the Indenture is as follows (until another address is filed by the Company with the Trustee): Treasurer, BellSouth Telecommunications, Inc., 125 Perimeter Center West, Atlanta, Georgia 30346.

    (e) The Indenture and each Debenture of this Series shall be governed by and construed in accordance with the laws of the State of New York, except as otherwise required by mandatory provisions of law.

  In Witness Whereof, BellSouth Telecommunications, Inc. has caused this Supplemental Indenture to be signed and delivered and its corporate seal to be affixed hereunto and the same to be attested, and the Trustee has caused this Supplemental Indenture to be signed and delivered and its corporate seal to be affixed hereunto and the same to be attested, all as of the day and year first written above.

                                          BellSouth Telecommunications, Inc.

                                          By __________________________________

                                          [Corporate Seal]

                                          Attest:

                                          _____________________________________

                                          [Trustee]

                                          By __________________________________

                                          [Corporate Seal]

                                          Attest:

                                          _____________________________________


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